UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 23, 2021

Easterly Government Properties, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-36834	47-2047728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 K Street NW, Suite 775 North, Washington, D.C.		20006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (202) 595-9500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DEA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 23, 2021, Easterly Government Properties, Inc. (the “Company”), its operating partnership, Easterly Government Properties LP (the “Operating Partnership”) and certain subsidiaries of the Operating Partnership entered into a second amended and restated credit agreement (the “Second Amended Credit Agreement”) with Citibank, N.A., as administrative agent, PNC Bank, National Association and Wells Fargo Bank, N.A., as co-syndication agents, BMO Harris Bank, N.A., Raymond James Bank, N.A., Royal Bank of Canada and Truist Bank as co-documentation agents, and Citibank, N.A., PNC Capital Markets LLC and Wells Fargo Securities, LLC, as joint lead arrangers and joint book running managers and the other financial institutions party thereto (collectively, the “Lenders”), which amends and restates the Company’s amended and restated credit agreement entered into on June 18, 2018 (the “Prior Credit Facility”).

The Second Amended Credit Agreement increases the total borrowing capacity of the Prior Credit Facility by $50.0 million for a total credit facility size of $650.0 million, consisting of two components: (i) a $450.0 million senior unsecured revolving credit facility (the “Revolver”) and (ii) a $200.0 million senior unsecured term loan facility (the “Term Loan” and, together with the Revolver, the “2021 Credit Facility”), up to $50.0 million of which will be available on a 364-day delayed draw period. The Revolver also includes an accordion feature that provides the Company with additional capacity, subject to the satisfaction of customary terms and conditions, of up to $250.0 million.

The Operating Partnership is the borrower, and certain of our subsidiaries that directly own certain of our properties are guarantors under the Second Amended Credit Agreement. The Revolver has an initial four year term and will mature in July 2025, with two six-month as-of-right extension options, subject to certain conditions and the payment of an extension fee.  The Term Loan has a five year term and will mature in July 2026. In addition, the Term Loan is prepayable without penalty for the entire term of the loan.

Borrowings under the 2021 Credit Facility will, at the Operating Partnership’s option, bear interest at floating rates equal to either (i) a Eurodollar rate equal to a periodic fixed rate equal to LIBOR plus, a margin ranging from 1.20% to 1.80% for advances under the Revolver and a margin ranging from 1.20% to 1.70% for advances under the Term Loan; or (ii) a fluctuating rate equal to the sum of (a) the highest of (x) Citibank, N.A.’s base rate, (y) the federal funds effective rate plus 0.50% and (z) the one-month Eurodollar rate plus 1.00% plus (b) a margin ranging from 0.20% to 0.80% for advances under the Revolver and a margin ranging from 0.20% to 0.70% for advances under the Term Loan, in each case with a margin based on the Company’s leverage ratio. If the Operating Partnership achieves certain sustainability targets as defined in the Second Amended Credit Agreement, the applicable margin will decrease by 0.01%.

The Second Amended Credit Agreement also contains certain customary covenants, including, but not limited to, financial covenants that require the Company to maintain maximum ratios of consolidated total indebtedness and consolidated secured indebtedness to total asset value, minimum consolidated tangible net worth and a minimum consolidated fixed charge coverage ratio.

Also on July 23, 2021, the Company, the Operating Partnership and certain of the Company’s subsidiaries also entered into a fourth amendment (the “Term Loan Amendment”) to its senior unsecured term loan agreement, dated as of September 29, 2016, with PNC Bank, National Association, as administrative agent, and certain lenders party thereto from time to time (as amended, the “Term Loan Agreement”). The Term Loan Amendment provides for certain changes to conform to provisions in the Second Amended Credit Agreement. The amount outstanding under the Term Loan Agreement remains unchanged.

Certain of the banks and financial institutions that are parties to the Second Amended Credit Agreement and/or the Term Loan Agreement and their respective affiliates have in the past provided, are currently providing, and in the future may continue to provide investment banking, commercial banking and other financial services to the Company and its affiliates in the ordinary course of business for which they have received and will receive customary compensation.

The foregoing description of the Second Amended Credit Agreement and Term Loan Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended Credit Agreement and Term Loan Amendment, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The terms of the direct financial obligations are summarized under Item 1.01 of this Current Report and are incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
10.1

Second Amended and Restated Credit Agreement, dated as of July 23, 2021, by and among the Company, the Operating Partnership, the Guarantors named therein, with Citibank, N.A., as administrative agent, PNC Bank, National Association and Wells Fargo Bank, N.A., as Co-Syndication agents, BMO Harris Bank, N.A., Raymond James Bank, N.A., Royal Bank of Canada and Truist Bank as Co-Documentation agents, and Citibank, N.A., PNC Capital Markets LLC and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Book Running Managers and the other financial institutions party thereto

10.2

Fourth Amendment to Term Loan Agreement, dated as of July 23, 2021, by and among the Company, the Operating Partnership, the Guarantors named therein, PNC Bank, National Association, as Administrative Agent and U.S. Bank National Association and Truist Bank, as Lenders

104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERLY GOVERNMENT PROPERTIES, INC.

By:	/s/ William C. Trimble, III
Name:	William C. Trimble, III
Title:	Chief Executive Officer and President

Date: July 29, 2021